Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Maxeon Solar Technologies, Ltd.'s Amended and Restated 2020 Omnibus Incentive Plan, of our reports dated April 30, 2025 with respect to the consolidated financial statements of Maxeon Solar Technologies, Ltd. and the effectiveness of internal control over financial reporting of Maxeon Solar Technologies, Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2024 filed with the Securities and Exchange Commission.

Singapore

September 17, 2025